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                                                              Exhibit 3.1(b)

                       CERTIFICATE OF AMENDMENT
                                TO THE
                     CERTIFICATE OF INCORPORATION
                                  OF
                        LEWIS GALOOB TOYS, INC.

          THE UNDERSIGNED, being Secretary of Lewis Galoob Toys, Inc. (the "Corporation"), hereby certifies that:

          FIRST: The name of the Corporation is Lewis Galoob Toys, Inc.

          SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 23, 1987.

          THIRD: Article First of said Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

          "FIRST: The name of the Corporation is Galoob Toys, Inc.

          FOURTH: The foregoing amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, William G. Catron, Secretary, has duly executed this Certificate of Amendment this 4th day of November, 1996.


                                          /s/ William G. Catron
                                          ---------------------------
                                          William G. Catron, Esq.
                                          Secretary